UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 3, 2015

QUALITY SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

CALIFORNIA	001-12537	95-2888568
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

18111 Von Karman, Suite 700

Irvine, California 92612

(Address of Principal Executive Offices)

(949) 255-2600

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Entry into Employment Agreement with John (“Rusty”) Frantz

On June 3, 2015, Quality Systems, Inc. (the “Company”) entered into an Executive Employment Agreement (the “Frantz Employment Agreement”) with John (“Rusty”) Frantz, effective July 1, 2015. A description of the Frantz Employment Agreement is contained in Item 5.02 below and incorporated by reference into this Item 1.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of Steven T. Plochocki as President and Chief Executive Officer

On June 3, 2015, Steven T. Plochocki informed the Company’s Board of Directors (the “Board”), and on June 4, 2015, the Company announced, that he will be retiring from his positions as President and Chief Executive Officer of the Company, effective June 30, 2015. Mr. Plochocki, who also serves as a member of the Board, will serve out the remainder of his current term on the Board, but will not stand for reelection at the Company’s Annual Shareholders’ Meeting on August 11, 2015 (the “2015 Annual Meeting”). The Company is in the process of negotiating a separation agreement and general release of claims with Mr. Plochocki concerning the conclusion of Mr. Plochocki’s services with the Company, the terms of which will be disclosed in an amendment to this Form 8-K when finalized.

Appointment of John (“Rusty”) Frantz as President and Chief Executive Officer

On June 3, 2015, the Board appointed Mr. Frantz to succeed Mr. Plochocki as President and Chief Executive Officer of the Company, effective July 1, 2015.

Mr. Frantz, age 48, served as Senior Vice President and General Manager, Global Dispensing Division, of CareFusion Corp., a San Diego-based global corporation serving the health care industry, providing products and services that assist hospitals in improving the safety and quality of care, from 2011 until March 2015, when CareFusion was acquired by Becton, Dickinson and Company. He also served from 2010 to 2011 as Vice President, Research and Development, for CareFusion’s Pyxis business unit, from 2008 to 2010 as General Manager of CareFusion’s Pyxis Perioperative Solutions, and from 2007 to 2008 as CareFusion’s Vice President, Marketing, Supply Technologies. Prior to his employment with CareFusion, Mr. Frantz served as Vice President, Marketing, at Cerfidia Solutions, Vice President, Marketing and Product Management, at Amphire Solutions, Co-Founder and Vice President, Engineering, at OutPurchase, and held various other management positions in the health care industry. Mr. Frantz holds a Master of Science degree in engineering from Stanford University and a Bachelor of Science degree in engineering from the Maine Maritime Academy.

On June 3, 2015, in connection with Mr. Frantz’s appointment as President and Chief Executive Officer, Mr. Frantz and the Company entered into the Frantz Employment Agreement effective July 1, 2015. Under the terms of the Frantz Employment Agreement:

•	Mr. Frantz shall serve as President and Chief Executive Officer of the Company on an “at will” basis.

•	Mr. Frantz shall be paid an annual base salary of $600,000 for fiscal year 2016, prorated for the remainder of fiscal year 2016 from his July 1, 2015 start date.

•	Mr. Frantz shall receive a signing nonqualified stock option grant to purchase 150,000 shares of the Company’s common stock (“Signing Options”). The Signing Options will be granted promptly following shareholder approval and registration of the Company’s 2015 Equity Incentive Plan (which will be presented to shareholders at the 2015 Annual Meeting), will have an exercise price equal to the fair market value of the Company’s common stock at the close of trading on the grant date, will have a term of eight years from the grant date, and will vest in five equal annual installments with the first vesting occurring on July 1, 2016.

•	Mr. Frantz shall receive a signing restricted stock grant of 25,000 shares of the Company’s common stock (“Signing Restricted Stock”). The Signing Restricted Stock will be granted promptly following shareholder approval and registration of the Company’s 2015 Equity Incentive Plan. The Signing Restricted Stock will vest in three equal annual installments with the first vesting occurring on July 1, 2016; provided, however, that if Mr. Frantz is terminated by the Company without “cause” (as defined in the 2015 Equity Incentive Plan) prior to July 1, 2016, then all 25,000 shares of Signing Restricted Stock shall immediately vest in full.

•	Mr. Frantz is eligible to receive a fiscal year 2016 cash bonus of up to $506,250 (calculated as $675,000 prorated for the remainder of fiscal year 2016 from his July 1, 2015 start date) based on the Company’s consolidated revenue growth and consolidated non-GAAP earnings-per-share growth for fiscal year 2016 (“Cash Bonus”). The respective fiscal year 2016 consolidated revenue growth and consolidated non-GAAP earnings-per-share growth targets for the Cash Bonus are set forth in the “John R. Frantz Fiscal Year 2016 Compensation Program” attached as Exhibit A to the Frantz Employment Agreement (the “Frantz 2016 Compensation Program”).

•	Mr. Frantz is eligible to receive a nonqualified stock option grant bonus to purchase 100,000 shares of the Company’s common stock (“Option Bonus”). The Option Bonus will be granted to Mr. Frantz on May 31, 2016 if he remains in good standing as a full time employee of the Company or a subsidiary of the Company through that date. The Option Bonus will have an exercise price equal to the fair market value of the Company’s common stock at the close of trading on the grant date, will have a term of eight years from the grant date, and will vest in five equal annual installments with the first vesting occurring on the first anniversary of the grant date.

•	Mr. Frantz is eligible to receive a restricted performance share grant of up to 150,000 shares of the Company’s common stock (“Performance Shares”). The respective average stock price targets for the Performance Shares are set forth in the Frantz 2016 Compensation Program. The Performance Shares will be granted on May 31 after the relevant calculation period and will vest in full six months after the date of grant; provided, however, that the vesting of any earned and unvested Performance Shares will accelerate in full if Mr. Frantz is terminated without “cause” (as defined in the 2015 Equity Incentive Plan) during the six month period following the date of grant.

•	Mr. Frantz must be in good standing as a full time employee of the Company or a subsidiary of the Company (i) on May 31, 2016 to be eligible to receive the Cash Bonus and the Option Bonus and (ii) on May 31 after the relevant calculation period to receive the related Performance Shares.

•	The Signing Options and Signing Restricted Shares, as well as any earned Option Bonus and earned Performance Shares, will be subject to accelerated vesting in full (a) in accordance with the “double trigger” change in control provisions provided for under the 2015 Equity Incentive Plan if there is a qualifying termination of Mr. Frantz’s employment in connection with a “Change in Control” (as defined in the 2015 Equity Incentive Plan) or (b) if any successor to the Company in a Change in Control transaction does not assume, substitute or otherwise continue the Signing Options, Signing Restricted Shares, earned Option Bonus and earned Performance Shares held by Mr. Frantz at the time of the Change in Control.

•	Mr. Frantz and his family will be eligible for participation in the Company’s health and welfare benefit plans to the same extent generally applicable to all executive officers of the Company.

•	Mr. Frantz will be entitled to three weeks of paid vacation leave per year, prorated for calendar year 2015, and will be entitled to accrue a maximum of five weeks of paid vacation leave.

Mr. Frantz will also be required to acquire and hold shares of the Company’s common stock in accordance with the Company’s Executive Stock Ownership Program in order to better align his interests with the interests of the shareholders of the Company.

All compensatory arrangements in the Frantz Employment Agreement were approved by the Compensation Committee of the Board.

The foregoing summary of the Frantz Employment Agreement is qualified in its entirety by the text of the Frantz Employment Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

In accordance with the Company’s standard practices for executive officers, effective July 1, 2015, the Company will enter into an indemnification agreement with Mr. Frantz, which will be substantially consistent with the Company’s form of Indemnification Agreement, filed with the Securities and Exchange Commission as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on January 28, 2013, and is incorporated herein by reference.

Other than the Frantz Employment Agreement, there are no arrangements or understandings between Mr. Frantz and any other person pursuant to which Mr. Frantz was appointed to serve as the President and Chief Executive Officer of the Company. There are no family relationships between Mr. Frantz and any director or executive officer of the Company, and Mr. Frantz has no direct or indirect material interest in any “related party” transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure.

The Company issued a press release on June 4, 2015, announcing the retirement of Mr. Plochocki and the appointment of Mr. Frantz to the positions of President and Chief Executive Officer of the Company. The press release making these announcements is attached hereto as Exhibit 99.1.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Executive Employment Agreement, dated June 3, 2015, between Quality Systems, Inc. and John R. Frantz

99.1	Press Release dated June 4, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUALITY SYSTEMS, INC.

Date: June 4, 2015	By:	/s/ JOCELYN A. LEAVITT
Jocelyn A. Leavitt
Executive Vice President, General Counsel and Secretary

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EXHIBITS ATTACHED TO THIS REPORT ON FORM 8-K

Exhibit No.	Description

10.1	Executive Employment Agreement, dated June 3, 2015, between Quality Systems, Inc. and John R. Frantz

99.1	Press Release dated June 4, 2015

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